Exhibit 4.7

KALOBIOS PHARMACEUTICALS, INC.

AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

MAY 2, 2012

i

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT is made as of May 2, 2012, by and among KaloBios Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the investors listed on Schedule A hereto, each of which is herein referred to as an “Investor.”

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) hold (i) shares of the Company’s Common Stock and/or securities exercisable therefor, (ii) shares of Series A Preferred Stock and/or shares of Common Stock issued upon conversion thereof (the “Series A Preferred Stock”), (iii) shares of Series B-1 Preferred Stock and/or shares of Common Stock issued upon conversion thereof (the “Series B-1 Preferred Stock”), (iv) shares of Series B-2 Preferred Stock and/or shares of Common Stock issued upon conversion thereof (the “Series B-2 Preferred Stock”), (v) shares of Series C Preferred Stock and/or shares of Common Stock issued upon conversion thereof (the “Series C Preferred Stock”) and (vi) shares of Series D Preferred Stock and/or shares of Common Stock issued upon conversion thereof (the “Series D Preferred Stock”) and possess registration rights, information rights, rights of first offer and other rights pursuant to an Amended and Restated Investors’ Rights Agreement dated as of September 22, 2008, by and among the Company and such Existing Investors (the “Prior Agreement”);

WHEREAS, the Prior Agreement may be amended, and any provision therein waived, with the consent of the Company and the holders of sixty-percent (60%) of the Registrable Securities (as such term is defined in the Prior Agreement);

WHEREAS, the Existing Investors as holders of sixty-percent (60%) of the Registrable Securities (as such term is defined in the Prior Agreement) of the Company desire to terminate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement; and

WHEREAS, certain Investors are parties to the Series E Preferred Stock Purchase Agreement of even date herewith by and among the Company and certain of the Investors (the “Series E Agreement”), which provides that as a condition to the closing of the sale of the Series E Preferred Stock (the “Series E Preferred Stock” and collectively with the Series A Preferred Stock, the Series B-1 Preferred Stock, Series B-2 Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, the “Preferred Stock”), this Agreement must be executed and delivered by such Investors, Existing Investors holding sixty percent (60%) of the Registrable Securities (as such term is defined in the Prior Agreement) of the Company, and the Company.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Existing Investors hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

1. Registration Rights. The Company covenants and agrees as follows:

1.1 Definitions. For purposes of this Section 1:

(a) The term “Act” means the Securities Act of 1933, as amended.

(b) The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(c) The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof.

(d) The term “Initial Public Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock under the Act (other than pursuant to a Re-Sale Form S-1 effected pursuant to Section 1.3(c) hereto).

(e) The term “New Re-Sale Registration Statement” shall have the meaning set forth in Section 1.3(c) hereto.

(f) The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

(g) The term “Original Re-Sale Form S-1” shall have the meaning set forth in Section 1.3(c) hereto.

(h) The term “OTC Quotation System” means the inter-dealer quotation system known as the OTC Bulletin Board.

(i) The term “OTC Trading Date” means the first date when the Common Stock begins being quoted and/or traded on an OTC Quotation System.

(j) The term “PIPE Offering” means a private placement offering by the Company of shares of its Common Stock or Preferred Stock, in each case, at a price per share not less than $3.40, primarily for working capital purposes that is consummated in connection with which the Company agrees to use its reasonable best efforts to file, in a defined period following such offering, a resale registration statement registering such shares.

(k) The term “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(l) The term “Registrable Securities” means (i) an aggregate of 564,915 shares of Common Stock held by 5AM Ventures LLC and 5AM Co-Investors LLC, (ii) Common Stock issuable or issued upon conversion of the Preferred Stock, (iii) shares of Common Stock issuable or issued upon exercise of warrants outstanding as of the date hereof and (iv) Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i), (ii) or (iii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

(m) The number of shares of “Registrable Securities” outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

(n) The term “Re-Sale Form S-1” shall have the meaning set forth in Section 1.3(c) hereto.

(o) The term “Re-Sale Shares” shall have the meaning set forth in Section 1.3(c) hereto.

(p) The term “SEC” shall mean the Securities and Exchange Commission.

(q) The term “SEC Rule 145” means Rule 145 promulgated by the SEC under the Act.

1.2 Request for Registration.

(a) Subject to the conditions of this Section 1.2, if the Company shall receive at any time after the earliest of (i) one (1) year after the date of this Agreement, (ii) one hundred eighty (180) days after the effective date of the Initial Public Offering or (iii) one (1) year following the effectiveness of the Company’s first Form 10 registration statement filed with the SEC pursuant to the Exchange Act, a written request from the Holders of twenty-five percent (25%) or more of the Registrable Securities then outstanding (the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of (i) at least 50% of the then outstanding Registrable Securities or (ii) Registrable Securities with an anticipated aggregate offering price of at least $10,000,000 (net of underwriting discounts and commissions), then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use best efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 1.2(a).

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s

Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to a majority in interest of the Initiating Holders). Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c) The Company shall not be required to effect a registration pursuant to this Section 1.2:

(i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

(ii) after the Company has effected two (2) registrations pursuant to this Section 1.2 covering all shares requested to be registered by the Initiating Holders or Holders joining such request (assuming no shares have been excluded from the offering by the decision of the Company or the underwriter or underwriters), and such registrations have been declared or ordered effective; or

(iii) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred eighty (180) days following the effective date of, a Company-initiated registration subject to Section 1.3 below, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

(iv) if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 1.4 hereof; or

(v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12)-month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, or a registration relating to a corporate reorganization or transaction under Rule 145 of the Act).

1.3 Company Registration.

(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered, or a registration on a Re-Sale Form S-1), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.3(c), use best efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.

(c) Initial Re-Sale Registration. Upon the effectiveness of the Company’s first Form 10 registration statement filed with the SEC pursuant to the Exchange Act, and in addition to the registration rights set forth above, the Company will use reasonable best efforts, subject to applicable rules and regulations, to file a registration statement on Form S-1 covering the resale (the “Original Re-Sale Form S-1”) of the shares of Common Stock issued or issuable upon conversion of the shares of Preferred Stock together with any shares of Common Stock or Preferred Stock issued and sold in the PIPE Offering (collectively, the “Re-Sale Shares”). In the event the SEC informs the Company that all of the Re-Sale Shares cannot, as a result of the application of SEC Rule 415, be registered for sale in a secondary offering in a single registration statement and/or that certain of the selling stockholders would be deemed to be statutory underwriters, the Company agrees to promptly (i) inform each of the holders of Re-Sale Shares thereof, (ii) use its reasonable best efforts to file amendments to the Original Re-Sale Form S-1 as required by the SEC and/or (iii) withdraw the Original Re-Sale Form S-1 and file a new registration statement on Form S-1 or such other form available for registration of the Re-Sale Shares as a secondary offering (the “New Re-Sale Registration Statement”), in either case covering the maximum number of Re-Sale Shares permitted to be registered by the SEC and avoid the selling stockholders being deemed to be statutory underwriters; provided, however, that prior to such amendment or New Re-Sale Registration Statement, the Company shall be obligated to use its reasonable best efforts to advocate with the SEC for the registration of all of the Re-Sale Shares and against the selling stockholders being deemed statutory underwriters in accordance with SEC Guidance, including without limitation, the Compliance and Disclosure Interpretations, “Securities Act Rules” No. 612.09, and the Securities Act. In the event the Company amends the Original Re-Sale Form S-1 or files a New Re-Sale Registration Statement, as the case may be, the Company will use its reasonable best efforts to file with the SEC, as promptly as allowed by the SEC, SEC Guidance or the Securities Act, on one or more registration statements, those Re-Sale Shares not included in the Original Re-Sale Form S-1 as amended or the New Re-Sale Registration Statement. The number of Re-Sale Shares that may be included in each such registration statement shall be allocated among the holders thereof in proportion (as nearly as practicable) to the number of Re-Sale Shares owned by each holder or in such other proportion as is necessary to avoid the selling stockholders being deemed to be statutory underwriters, which reductions shall be applied to the holders on a pro rata basis based on the total number of Re-Sale Shares held by such holders. In addition, the Company shall use its reasonable best efforts to file, within thirty (30) days of its becoming eligible to do so, a post-effective amendment to Form S-1 on Form S-3 registration statement covering the Re-Sale Shares. The Company shall use its reasonable best efforts to maintain the continuous effectiveness of such registration statement(s) (including, without limitation, as necessary by filing post-effective amendment(s) if required by the filing of a periodic report on Form 10-K, 10-Q or 8-K), provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that, in the case of a Form S-3 registration statement, applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement, until such time as all Re-Sale Shares have been sold (except as otherwise provided in Section 1.13). For purposes of this Agreement, “Re-Sale Form S-1” shall mean any registration statement filed in accordance with this Section 1.3(c), including the Original Re-Sale Form S-1 and the New Re-Sale Registration Statement.

The Company shall use its reasonable best efforts to cause its Common Stock, including all such Re-Sale Shares, (i) to be quoted on an OTC Quotation System as soon as practicable after the Re-Sale Form S-1 is declared effective by the SEC and (ii) if otherwise eligible pursuant to applicable listing requirements, to be listed on a national securities exchange (including, for example, the New York Stock Exchange, the NASDAQ Capital Markets and the NASDAQ Global Market) as soon as practicable following the Company’s acceptance for quotation on an OTC Quotation System.

(d) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In no event shall any Registrable Securities be excluded from such offering unless all other stockholders’ securities have been first excluded. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the Initial Public Offering of the Company’s securities, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a partnership or corporation, the partners, retired partners, affiliates, and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

1.4 Form S-3 Registration. After its Initial Public Offering, the Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. In case the Company shall receive from the Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) use best efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.4:

(i) if Form S-3 is not available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $1,000,000;

(iii) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer or Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any twelve month period; or

(iv) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Sections 1.2.

1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company will keep each Holder advised in writing as to the initiation of such registration and as to the completion thereof, and the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, except as with respect to a Re-Sale Form S-1 (which shall be subject to Section 1.3(c)), keep such registration statement effective for a period of up to one hundred twenty (120) days; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c) furnish to the Holders participating in such registration such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) use all best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(g) cause all such Registrable Securities registered pursuant hereunder to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed;

(h) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

(i) in the event of any underwritten public offering, cooperate with the selling Holders, the underwriters participating in the offering and their counsel in any due diligence investigation reasonably requested by the selling Holders or the underwriters in connection therewith, and participate, to the extent reasonably requested by the managing underwriter for the offering or the selling Holders, in efforts to sell the Registrable Securities under the offering (including, without limitation, participating in “roadshow” meetings with prospective investors) that would be customary for underwritten primary offerings of a comparable amount of equity securities by the Company.

1.6 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

1.7 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company, such counsel to be selected by the Selling Holders that hold a majority of the Registrable Securities to be registered. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or Section 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered other than by reason of cut-back (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be requested in the withdrawn registration); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company which did not exist at the time of the request, then the Holders shall not be required to pay any such expenses.

1.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners or officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or any other federal or state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act or any other federal or state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any other federal or state securities laws; and the Company will reimburse each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection l.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by a Holder, underwriter or controlling person expressly for use in connection with such registration, by any such Holder, underwriter or controlling person; provided further, however, that the foregoing agreement by the Company to indemnify each Holder with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, if (i) the person asserting any such losses, claims, damages or liabilities purchased shares in the offering from such Holder, (ii) a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person and (iii) the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

(b) To the extent permitted by law, each selling Holder will, severally and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or any other federal or state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection l.9(b), for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection l.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), provided that in no event shall any indemnity under this subsection l.9(b) exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9. Notwithstanding the foregoing, any indemnifying party shall not enter into any settlement of any such loss, claim, damage, liability or action without the full and complete release of all the indemnified parties.

(d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that, no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 1.9(b), shall exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

(f) If, in connection with a Re-Sale Form S-1 filed in accordance with Section 1.3(c) hereof, the SEC explicitly states that a Holder is required under applicable securities law to be described in any registration statement filed by the Company as an underwriter and such Holder consents in writing to being so named as an underwriter, at the request of such Holder, the Company shall furnish to such Holder, on the date of the effectiveness of such registration statement and thereafter from time to time on such dates as such Holder may reasonably request, but in no event more than once per quarter (for all such Holders), (i) a “comfort letter” addressed to such Holder(s), dated as of such date, from the Company’s independent registered public accountants in form and substance as is customarily given by independent registered public accountants to underwriters in an underwritten public offering, and (ii) an opinion addressed to such Holder(s), dated as of such date, from counsel representing the Company in form, scope and substance as is customarily given in an underwritten public offering (including a negative assurance statement), for purposes of such registration statement.

1.10 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the earlier of the effective date of the registration statement filed by the Company for the Initial Public Offering or the OTC Trading Date;

(b) take such action as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for the Initial Public Offering or the OTC Trading Date), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

1.11 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is an affiliate, subsidiary, parent, partner, limited partner, retired partner or stockholder of a Holder, (ii) is a Holder’s family member or trust for the benefit of an individual Holder, or (iii) after such assignment or transfer, holds at least 250,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations after the date hereof), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.12 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

1.12 “Market Stand-Off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s Initial Public Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. Notwithstanding the foregoing, such one hundred eighty (180) day period may be extended as required to comply with FINRA Rule 2711 (or any successor rules or amendments thereto). The foregoing provisions of this Section 1.12 shall apply only to the Company’s Initial Public Offering of equity securities, shall not apply to shares of Common Stock acquired in the Initial Public Offering or in open market transactions after the Initial Public Offering, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers and directors and greater than one percent (1%) stockholders of the Company enter into similar agreements, and shall not be applicable to any shares of Series E Preferred Stock or shares of Common Stock issued or issuable upon conversion of shares of Series E Preferred Stock following effectiveness of the Re-Sale Form S-1. The underwriters in connection with the Company’s Initial Public Offering are intended third party beneficiaries of this Section 1.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

1.13 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after five (5) years following the consummation of the Initial Public Offering.

1.14 Limitations on Subsequent Registration Rights. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least sixty percent (60%) of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior, in the good faith judgment of the Board of Directors of the Company, to those granted to the Holders hereunder, unless the Company grants to the Investors similar registration rights.

2. Covenants of the Company.

2.1 Delivery of Financial Statements. The Company shall deliver to each Major Investor (as defined below in Section 2.3):

(a) as soon as practicable, but in any event within one hundred and twenty (120) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder’s equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by the Company (the “Annual Audited Financials”);

(b) as soon as practicable, but in any event within forty-five (45) days of the end of each quarter of each fiscal year of the Company, an unaudited income statement, statement of cash flows for such fiscal quarter and unaudited balance sheet as of the end of such fiscal quarter (collectively, the “Unaudited Quarterly Financials”);

(c) within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail;

(d) promptly upon such Investor’s request and as soon as practicable, but in any event within thirty (30) days of the end of each quarter of each fiscal year of the Company, an updated capitalization table in reasonable detail for the Company, certified as to accuracy by the Company’s Chief Financial Officer or President;

(e) as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a quarterly basis, including balance sheets, income statements and statements of cash flows on a quarterly basis for such year as such budget and business plan has been approved by the Board of Directors of the Company and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

(f) with respect to the financial statements called for in subsections (b) and (c) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment; and

(g) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investor or any assignee of the Investor may from time to time request, provided, however, that the Company shall not be obligated under this subsection (e) or any other subsection of Section 2.1 to provide information that it deems in good faith to be a trade secret or similar confidential information.

Notwithstanding whether Fidelity Advisor Series I: Fidelity Advisor Dividend Growth Fund, Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund, Fidelity Magellan Fund: Fidelity Magellan Fund, Fidelity Rutland Square Trust II: Strategic Advisers Core Fund, Fidelity Rutland Square Trust II: Strategic Advisers Core Multi-Manager Fund, Fidelity Securities Fund: Fidelity Dividend Growth Fund, Fidelity Select Portfolios: Biotechnology Portfolio and Variable Insurance Products Fund III: Balanced Portfolio (collectively, the “Fidelity Investors”) are then a “Major Investor”, for so long as any of the Fidelity Investors hold any Common Stock or Preferred Stock until this Section 2.1 is terminated pursuant to Section 2.8, the Company shall deliver or make available to the Fidelity Investors the Annual Audited Financials and the Unaudited Quarterly Financials within such time periods and including such detail and certifications as set forth in paragraphs (a) and (b) of this Section 2.1. Notwithstanding anything to the contrary in this Agreement, the information rights afforded to the Fidelity Investors in this Section 2.1 shall not be amended, modified, terminated or waived without the express prior written consent of the Fidelity Investors.

2.2 Inspection. The Company shall permit each Major Investor (as defined below in section 2.3), at such Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information.

2.3 Right of First Offer. Subject to the terms and conditions specified in this paragraph 2.3, the Company hereby grants to each Major Investor (as hereinafter defined) a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). “Major Investor” shall mean any Investor (or any Investor together with such Investor’s affiliates) or transferee that holds at least 1,000,000 shares of Preferred Stock (or the Common Stock issued upon conversion thereof), as adjusted for stock splits, stock dividends, combinations and other recapitalizations after the date hereof. The term Major Investor includes any general partners and affiliates of an Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of any class of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions.

(a) The Company shall deliver a notice in accordance with Section 3.5 (“Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms upon which it proposes to offer such Shares.

(b) By written notification received by the Company, within twenty (20) calendar days after receipt of the Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by such Major Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion of all convertible securities) issued and held, or issuable upon conversion of the Preferred Stock then held, by all the Major Investors (the “Pro Rata Share”). The Company shall promptly, in writing, inform each Major Investor that elects to purchase all the Shares available to it (a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise (the “Unsubscribed Shares”). During the ten (10) day period commencing after such information is given, each Fully-Exercising Investor may elect to purchase that portion of the Unsubscribed Shares that is equal to the proportion that the number of shares of Registrable Securities issued and held by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

(c) In the event any Unsubscribed Shares remain available for purchase, any other Fully-Exercising Investor may elect to purchase that portion of the Unsubscribed Shares that is equal to the proportion of the number of shares of Common Stock issued and held, or issuable upon conversion of Preferred Stock then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by all Fully-Exercising Investors who wish to purchase some of the Unsubscribed Shares.

(d) If all Shares that Major Investors are entitled to obtain pursuant to subsection 2.3(b) are not elected to be obtained as provided in subsection 2.3(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in subsection 2.3(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within ninety (90) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(e) The right of first offer in this paragraph 2.3 shall not be applicable to (i) the issuance of Common Stock (or options therefor) to employees, directors and consultants for the primary purpose of soliciting or retaining their services pursuant to a stock option plan, performance bonus plan or restricted stock plan approved by the Company’s Board of Directors; (ii) the issuance of securities pursuant to a bona fide, firmly underwritten public offering of shares of Common Stock, registered under the Act, (iii) the issuance of securities pursuant to the conversion or exercise of Preferred Stock and warrants to purchase Series B Preferred Stock outstanding on the date hereof, (iv) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, which has been approved and deemed not to be “Additional Stock” (as defined in the Company’s Amended and Restated Certificate of Incorporation as filed on or about the date hereof (the “Company Charter”)) by the Board of Directors of the Company, (v) the issuance of stock, warrants or other securities or rights in connection with certain commercial credit arrangements, equipment lease financings or similar transactions approved by the Board of Directors, which has been approved and deemed not to be

“Additional Stock” (as defined in the Company Charter) by the Board of Directors of the Company, (vi) the issuance of securities for licenses to technology or pharmaceutical drugs or compounds, which has been approved and deemed not to be “Additional Stock” (as defined in the Company Charter) by the Board of Directors of the Company, (vii) the issuance of shares of Series E Preferred Stock issued pursuant to the Series E Agreement (including, without limitation, any such shares issued pursuant to a PIPE Offering), or (viii) without duplication, the issuance of shares of Common Stock or Preferred Stock issued pursuant to a PIPE Offering.

2.4 Employee Agreements. Unless approved by the Board of Directors of the Company, all future employees of the Company who shall purchase, or receive options to purchase, shares of the Company’s Common Stock following the date hereof shall be required to execute stock purchase or option agreements providing for vesting of shares over a four-year period with the first 25% of such shares vesting following twelve (12) months of continued employment or services, and the remaining shares vesting in equal monthly installments over the following 36 months thereafter.

2.5 Key-Man Insurance. The Company shall purchase and maintain term life insurance on the life of its Chief Executive Officer (currently David Pritchard) in an amount approved by the Board of Directors. Such policy shall name the Company as loss payee and shall not be cancelable by the Company without prior approval of the Board of Directors.

2.6 Directors and Officers Insurance. The Company shall make commercially reasonable efforts to maintain (so long as it continues to be available on commercially reasonable terms as determined by the Board of Directors) from financially sound and reputable insurers, directors and officers insurance with coverage customary for companies similarly situated to the Company. In the event the Company is subject to a Liquidation Event (as defined in the Company Charter), the Company shall use its reasonable efforts to cause the successor entity in the Liquidation Event to assume the Company’s obligations with respect to the indemnification of members of the Company’s Board of Directors.

2.7 Other Covenants. So long as at least fifty percent (50%) of the originally issued shares of Preferred Stock remain outstanding, the Company will not, without approval of the Board of Directors, which approval shall include the approval of at least two (2) members of the Board of Directors who are elected by holders of Preferred Stock:

(a) make any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(b) make any loan or advance to any person, including, any employee or director, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors;

(c) guarantee any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(d) make any investment other than investments in prime commercial paper, money market funds, certificates of deposit in any United States bank having a net worth in excess of $100,000,000 or obligations issued or guaranteed by the United States of America, in each case having a maturity not in excess of two years;

(e) incur any aggregate indebtedness in excess of $500,000 that is not already included in a budget approved by the Company’s Board of Directors, other than trade credit incurred in the ordinary course of business;

(f) enter into or be a party to any transaction with any director or officer of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the 1934 Act) of any such person;

(g) hire, fire, or change the compensation of the executive officers, including approving any Company option plans for such persons;

(h) change the principal business of the Company, enter new lines of business, or exit the Company’s current line of business;

(i) sell, transfer, license, pledge or encumber technology or intellectual property, other than licenses granted in the ordinary course of business; or

(j) make any material investments, joint ventures, or acquisitions.

2.8 Termination of Certain Covenants. The covenants set forth in Sections 2.1 through 2.7, inclusive, shall terminate and be of no further force or effect upon (a) the consummation of the sale of securities pursuant to a bona fide, firmly underwritten public offering on the NASDAQ Global Market, the NASDAQ Global Select Market or the New York Stock Exchange of shares of common stock, registered under the Act, with a pre-Initial Public Offering valuation of at least $225,000,000 and resulting in gross proceeds to the Company of not less than $30,000,000, (b) the date on which a Re-Sale Form S-1 becomes effective or (c) the consummation of a Liquidation Event (as defined in the Company Charter).

2.9 Fidelity Covenants. So long as any Fidelity Investor holds any shares of Preferred Stock or shares of Common Stock issued upon conversion of such shares of Preferred Stock (collectively, the “Fidelity Stock”), neither the Company nor the Company’s Board of Directors nor any Investor or group of Investors shall, without the express prior written consent of the Fidelity Investors, approve or authorize any amendment, alteration or repeal to the Company Charter, the By-Laws of the Company, this Agreement, the Series E Agreement, the Amended and Restated Voting Agreement with the Company or the Amended and Restated Right of First Refusal and Co-Sale Agreement with the Company, in each case, as in effect on the date of this Agreement, or enter into any other agreement, in each case, to the extent that any such amendment, alteration or repeal or new agreement would further restrict or limit the transferability of any shares of the Fidelity Stock beyond the restrictions and limitations provided in the documents specified above as in effect on the date hereof. Notwithstanding anything to the contrary in this Agreement, the consent right afforded to the Fidelity Investors in this Section 2.9 shall not be amended, modified, terminated or waived without the express prior written consent of the Fidelity Investors.

2.10 Initial Public Offering Directed Shares. In connection with an Initial Public Offering of the Company’s Common Stock consummated at least one (1) year after the date hereof (or such earlier date as permitted under applicable regulations), the Company will use its commercially reasonable efforts to cause the managing underwriter(s) of the Initial Public Offering to designate a number of shares equal to five percent (5%) of the Common Stock to be offered in the Initial Public Offering for sale under a “directed shares program” and shall instruct such underwriter(s) to allocate all shares subject to such directed shares program to be sold to persons and entities designated by the Major Investors. The shares designated by the underwriter(s) for sale under a directed shares program are referred to herein as “directed shares.” The number of directed shares that a Major Investor may designate to be sold shall be determined on a pro rata basis, in proportion to the number of shares of Registrable Securities held by each Major Investor relative to all Major Investors, calculated on an as-converted to Common Stock basis. Each of the Major Investors shall have the right to apportion the number of directed shares that a Major Investor may designate to be sold among any of its partners, members, affiliates, predecessor or successor venture capital funds, or persons or entities under common investment management with such Major Investor. The Major Investors acknowledge that, despite the Company’s use of its commercially reasonable efforts, the underwriter(s) may determine in their sole discretion that it is not advisable to designate all such shares as directed shares in the Initial Public Offering, in which case the number of directed shares may be reduced or no directed shares may be designated, as applicable. The Major Investors also acknowledge that notwithstanding the terms of this Agreement, the sale of any directed shares to any Major Investor pursuant to this Agreement will only be made in compliance with FINRA Rules 2110 and 2790, or any successor rules, and federal, state, and local laws, rules, and regulations, and only if the Initial Public Offering is consummated after one (1) year from the date hereof. Upon the effectiveness of this Agreement, this supersedes and terminates that certain Letter Agreement among the Company and certain purchasers the Company’s Series B-2 Preferred Stock (each of whom are a party hereto), dated on or around January 27, 2005, regarding the right to participate in an Initial Public Offering of the Company’s securities.

3. Miscellaneous.

3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given upon the earlier to occur of actual receipt or: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices and other communications shall be sent to the Company at 260 East Grand Avenue, South San Francisco, CA 94080, Attention: Chief Executive Officer and to the other parties at the addresses set forth on Schedule A (or at such other addresses as shall be specified by notice given in accordance with this Section 3.5).

3.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.7 Entire Agreement: Amendments and Waivers. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and supersedes any prior agreements made regarding such subjects. Except as otherwise specified in Sections 2.1 and 2.9 of this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of sixty-percent (60%) of the Registrable Securities; provided, however, that any amendment that adversely and disproportionately affects the shares of Series E Preferred Stock (or shares of Common Stock issuable upon conversion thereof) in a manner different than the other series of Preferred Stock or the Common Stock shall require the prior written consent of the holders of at least sixty percent (60%) of the then outstanding shares of Series E Preferred Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities each future holder of all such Registrable Securities, and the Company. The parties hereby agree and acknowledge that the addition of an additional party pursuant to Section 3.11 below shall not constitute an amendment or waiver of this Agreement.

3.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

3.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement. For purposes of this Agreement, the mutual funds, other pooled vehicles and client accounts on whose behalf the Fidelity Investors and their respective investment advisory affiliates exercise investment discretion shall be considered affiliates or affiliated entities or persons of such Fidelity Investors and such investment advisory affiliates.

3.10 Directors’ Expenses. The Company shall (i) hold meetings of the Board of Directors at least bimonthly, unless otherwise approved by a vote of a majority of the Directors elected by the holders of Preferred Stock and (ii) pay the reasonable out-of-pocket expenses of all Directors (other than Directors who are founders or employees of the Company) in attending all meetings of the Board of Directors and committees thereof and performing their duties as Directors.

3.11 Additional Parties. In the event of a subsequent closing with an investor as provided for in Section 1.3 of the Series E Agreement, such investor shall become a party to this Agreement as an “Investor” upon receipt from such investor of a fully executed signature page hereto.

3.12 Termination of Prior Agreement. Upon the effectiveness of this Agreement, the Prior Agreement shall terminate and be of no further force and effect, and shall be superseded and replaced in its entirety by this Agreement.

3.13 Massachusetts Business Trust. A copy of the Agreement and Declaration of Trust of each Fidelity Investor (or any affiliate thereof) is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed on behalf of the trustees of each such Fidelity Investor or any such affiliate thereof as trustees and not individually and that the obligations of this Agreement are not binding on any of the trustees, officers or stockholders of any such Fidelity Investor or any such affiliate thereof individually but are binding only upon each such Fidelity Investor or any such affiliate thereof and its assets and property.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

KALOBIOS PHARMACEUTICALS, INC.

/s/ David Pritchard
David Pritchard
Chief Executive Officer

Address:	260 East Grand Avenue
South San Francisco, CA 94080

SIGNATURE PAGE TO KALOBIOS PHARMACEUTICALS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

FIDELITY MAGELLAN FUND:
FIDELITY MAGELLAN FUND

By:	/s/ Adrien Deberghes
Name:	Adrien Deberghes
Title:	Deputy Treasurer

FIDELITY SELECT PORTFOLIOS:
BIOTECHNOLOGY PORTFOLIO

By:	/s/ Adrien Deberghes
Name:	Adrien Deberghes
Title:	Deputy Treasurer

FIDELITY ADVISOR SERIES VII:
FIDELITY ADVISOR BIOTECHNOLOGY
FUND

By:	/s/ Adrien Deberghes
Name:	Adrien Deberghes
Title:	Deputy Treasurer

SIGNATURE PAGE TO KALOBIOS PHARMACEUTICALS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

VARIABLE INSURANCE PRODUCTS
FUND III: BALANCED PORTFOLIO

By:	/s/ Adrien Deberghes
Name:	Adrien Deberghes
Title:	Deputy Treasurer

FIDELITY ADVISOR SERIES I:
FIDELITY ADVISOR DIVIDEND
GROWTH FUND

By:	/s/ Adrien Deberghes
Name:	Adrien Deberghes
Title:	Deputy Treasurer

FIDELITY SECURITIES FUND: FIDELITY DIVIDEND GROWTH FUND

By:	/s/ Adrien Deberghes
Name:	Adrien Deberghes
Title:	Deputy Treasurer

SIGNATURE PAGE TO KALOBIOS PHARMACEUTICALS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

FIDELITY RUTLAND SQUARE TRUST II:
STRATEGIC ADVISERS CORE MULTI-
MANAGER FUND

By:	/s/ Adrien Deberghes
Name:	Adrien Deberghes
Title:	Deputy Treasurer

FIDELITY RUTLAND SQUARE TRUST II:
STRATEGIC ADVISERS CORE FUND

By:	/s/ Adrien Deberghes
Name:	Adrien Deberghes
Title:	Deputy Treasurer

Address for Notices:	Andrew Boyd Fidelity Investments 82 Devonshire Street, V13H Boston, MA 02109 Tel: 617-563-5144 Fax: 617-385-2818

SIGNATURE PAGE TO KALOBIOS PHARMACEUTICALS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

Mitsubishi UFJ Capital II, Limited partnership

	by:	Mitsubishi UFJ Capital its General Partner

	By:	/s/ Yoshihiro Hashimoto
	Name:	Yoshihiro Hashimoto
	Title:	President

Address:	1-7-17 Nihonbashi, Chuo-ku
Tokyo, 103-0027, Japan

SIGNATURE PAGE TO KALOBIOS PHARMACEUTICALS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

GENZYME CORPORATION

	By:	/s/ David Meeker
	Name:	David Meeker
	Title:	President and Chief Executive Officer

Address:	Genzyme Corporation 500 Kendall Street Cambridge, MA 02142

SIGNATURE PAGE TO KALOBIOS PHARMACEUTICALS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

LB I GROUP INC.

By:	/s/ Ashvin Rao
Name:	Ashvin Rao
Title:	Vice President

SIGNATURE PAGE TO KALOBIOS PHARMACEUTICALS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

MPM BIOVENTURES III, L.P.

By:	MPM BioVentures III GP, L.P., its General Partner
By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Dennis Henner
Name:	Dennis Henner
Title:	Series A Member

MPM BIOVENTURES III-QP, L.P.

By:	MPM BioVentures III GP, L.P., its General Partner
By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Dennis Henner
Name:	Dennis Henner
Title:	Series A Member

MPM BIOVENTURES III GMBH & CO. BETEILIGUNGS KG

By:	MPM BioVentures III GP, L.P., in its capacity as the Managing Limited Partner
By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Dennis Henner
Name:	Dennis Henner
Title:	Series A Member

.

SIGNATURE PAGE TO KALOBIOS PHARMACEUTICALS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:
MPM BIOVENTURES III PARALLEL FUND, L.P.

By:	MPM BioVentures III GP, L.P., its General Partner
By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Dennis Henner
Name:	Dennis Henner
Title:	Series A Member

MPM ASSET MANAGEMENT INVESTORS 2005 BVIII LLC

By:	/s/ Dennis Henner
Name:	Dennis Henner
Title:	Manager

MPM BIOVENTURES STRATEGIC FUND, L.P.

By:	MPM BioVentures III GP, L.P., its General Partner
By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Dennis Henner
Name:	Dennis Henner
Title:	Series A Member

SIGNATURE PAGE TO KALOBIOS PHARMACEUTICALS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:
SOFINNOVA VENTURE PARTNERS V, LP
By:	Sofinnova Management V 2005, LLC Its General Partner

By:	/s/ James I. Healy
James I. Healy, Managing Director

SOFINNOVA VENTURE AFFILIATES V, LP
By:	Sofinnova Management V, LLC Its General Partner

By:	/s/ James I. Healy
James I. Healy, Managing Director

SOFINNOVA VENTURE PRINCIPALS V, LP
By:	Sofinnova Management V, LLC Its General Partner

By:	/s/ James I. Healy
James I. Healy, Managing Director

SIGNATURE PAGE TO KALOBIOS PHARMACEUTICALS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:
ALLOY PARTNERS 2000, L.P. ALLOY VENTURES 2000, L.P. ALLOY CORPORATE 2000, L.P. ALLOY INVESTORS 2000, L.P. ALLOY ANNEX I, L.P.

/s/ [Illegible]
	By:	Alloy Ventures 2000, LLC, its General Partner

Address:	480 Cowper Street, 2nd Floor Palo Alto, CA 94301

SIGNATURE PAGE TO KALOBIOS PHARMACEUTICALS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

Signed for and on behalf of GBS Venture Partners Limited (ABN 54 072 515 247) in its capacity as trustee of GBS BioVentures II

	/s/ Brigitte Smith	/s/ Geoff Brooke
	Director	Director

	Brigitte Smith	Geoff Brooke
	Name	Name

Signed for and on behalf of GBS Venture Partners Limited (ABN 54 072 515 247) in its capacity as trustee of the Genesis Fund

	/s/ Brigitte Smith	/s/ Geoff Brooke
	Director	Director

	Brigitte Smith	Geoff Brooke
	Name	Name

Address:	Level 5, 71 Collins St. Melbourne Vic, Australia

SIGNATURE PAGE TO KALOBIOS PHARMACEUTICALS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS: 5AM VENTURES LLC

	By:	/s/ [Illegible]
Name:
Title:

Address:	2200 Sand Hill Road, Suite 110 Menlo Park, CA 94025

5AM CO-INVESTORS LLC

	By:	/s/ [Illegible]
Name:
Title:

Address:	2200 Sand Hill Road, Suite 110 Menlo Park, CA 94025

SIGNATURE PAGE TO KALOBIOS PHARMACEUTICALS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS: G&H PARTNERS

	By:	/s/ Jonathan Gleason
	Name:	Jonathan Gleason
Title:

Address:	c/o Gunderson Dettmer 1200 Seaport Blvd. Redwood City, CA 94063

SIGNATURE PAGE TO KALOBIOS PHARMACEUTICALS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS: BAXTER INTERNATIONAL INC.

	By:	/s/ Michael Baughman
	Name:	Michael Baughman
	Title:	CVP Controller

Address:	One Baxter Parkway Deerfield, IL 60015-4625

SIGNATURE PAGE TO KALOBIOS PHARMACEUTICALS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Schedule A

5AM Ventures, LLC

5AM Co-Investors, LLC

Singapore Bio-Innovations Pte Ltd.

Sofinnova Venture Partners V, LP

Sofinnova Ventures Affiliates V, LP

Sofinnova Venture Principals V, LP

Alloy Partners 2000, L.P.

Alloy Ventures 2000, L.P.

Alloy Corporate 2000, L.P.

Alloy Investors 2000, L.P.

Alloy Annex I, L.P.

Robert Balint

James Larrick

Lotus BioScience Investment Holdings Ltd.

GBS Venture Partners Limited, as trustee of the Bioscience Ventures II Fund and the Genesis Fund

MPM BioVentures III, L.P.

MPM BioVentures III-QP, L.P.

MPM BioVentures III GmbH & Co. Beteiligungs KG

MPM BioVentures III Parallel Fund, L.P.

MPM Asset Management Investors 2005 BVIII LLC

MPM BioVentures Strategic Fund, L.P.

Howard Baer

Stuart Builder

George Sachs

LB I Group Inc.

Mitsubishi UFJ Capital II, Limited partnership

Genzyme Corporation

G&H Partners

Montgomery & Co., LLC

Baxter International Inc.

Development Bank of Japan

Fidelity Advisor Series I: Fidelity Advisor Dividend Growth Fund

Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund

Fidelity Magellan Fund: Fidelity Magellan Fund

Fidelity Rutland Square Trust II: Strategic Advisers Core Fund

Fidelity Rutland Square Trust II: Strategic Advisers Core Multi-Manager Fund

Fidelity Securities Fund: Fidelity Dividend Growth Fund

Fidelity Select Portfolios: Biotechnology Portfolio

Variable Insurance Products Fund III: Balanced Portfolio